Exhibit 99.5


           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The unaudited pro forma condensed combined balance sheet as of January 31, 2004, was prepared by combining Ferrellgas, L.P.'s balance sheet at January 31, 2004 with Blue Rhino Corporation's balance sheet at January 31, 2004, giving effect to the Blue Rhino LLC contribution as though it had been completed on January 31, 2004. The unaudited pro forma condensed combined statements of earnings for the periods presented were prepared by combining Ferrellgas L.P.'s statements of earnings for the six months ended January 31, 2004, and the year ended July 31, 2003, with Blue Rhino Corporation's statements of operations for the six months ended January 31, 2004, and the year ended July 31, 2003, respectively, giving effect to the Blue Rhino LLC contribution as though it had occurred on August 1, 2002. These unaudited pro forma condensed combined financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the integration of Blue Rhino LLC with the operations of Ferrellgas, L.P.

     The following unaudited pro forma condensed combined financial statements give effect to the Blue Rhino LLC contribution under the purchase method of accounting. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. These unaudited pro forma condensed combined financial statements do not purport to represent what the results of operations or financial position of Ferrellgas, L.P. would actually have been if the Blue Rhino LLC contribution had in fact occurred on such dates, nor do they purport to project the results of operations or financial position of Ferrellgas, L.P. for any future period or as of any date. Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated fees and expenses related to the Blue Rhino LLC contribution, over the fair value of the net assets acquired is classified as goodwill in the accompanying unaudited pro forma condensed combined balance sheet. The estimated fair values and useful lives of assets acquired and liabilities assumed are based on a preliminary valuation and are subject to final valuation adjustments. Ferrellgas, L.P. intends to continue its analysis of the net assets of Blue Rhino LLC to determine the final allocation of the total purchase price to the various assets acquired and the liabilities assumed.

     Ferrellgas, L.P.'s consolidated historical financial statements for the year ended July 31, 2003, are derived from its audited consolidated financial statements contained in its Form 10-K as filed with the SEC on October 21, 2003. Ferrellgas, L.P.'s unaudited condensed consolidated historical financial statements for the six months ended January 31, 2004, are derived from its unaudited condensed consolidated financial statements contained in its Form 10-Q as filed with the SEC on March 10, 2004. The historical financial statements of Blue Rhino Corporation for the year ended July 31, 2003, are derived from the audited consolidated financial statements contained in Blue Rhino Corporation's Form 10-K as filed with the SEC on October 21, 2003. The unaudited condensed historical financial statements of Blue Rhino Corporation for the six months ended January 31, 2004, are derived from the unaudited condensed financial statements contained in Blue Rhino Corporation's Form 10-Q as filed with the SEC on March 11, 2004.

     You should read the financial information in this section together with Ferrellgas, L.P.'s historical consolidated financial statements and accompanying notes contained in its prior SEC filings, and Blue Rhino Corporation's historical consolidated financial statements and accompanying notes contained in its prior SEC filings or in this current report.

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET(1)
                                January 31, 2004
                                 (in thousands)


                                                      Ferrellgas,        Blue Rhino
                                                         L.P.            Corporation        Pro Forma            Pro Forma
ASSETS                                               Historical (2)     Historical (2)     Adjustments   (3)      Combined
------------------------------------------------    ----------------   ---------------    -------------         -----------

Current assets:
  Cash and cash equivalents.................          $   20,896          $  2,351           $    -              $   23,247
  Accounts and notes receivable, net........             157,581            14,351                -                 171,932
  Inventories...............................              83,976            26,561                -                 110,537
  Prepaid expenses and other current assets.               8,043             9,362             (2,077)   (4)         15,328
                                                    ----------------   ---------------    -------------         -----------
    Total current assets....................             270,496            52,625             (2,077)              321,044

Property, plant and equipment, net..........             698,457            85,499             (9,229)   (5)        774,727
Goodwill....................................             124,190            61,867             58,484    (6)        244,541
Intangible assets, net......................             110,067             1,254            175,028    (7)        286,349
Other assets................................               4,305             1,064              5,605    (8)         10,974
                                                    ----------------   ---------------    -------------         -----------
    Total assets............................          $1,207,515          $202,309           $227,811            $1,637,635
                                                    ================   ===============    =============         ===========

LIABILITIES AND PARTNERS' CAPITAL
------------------------------------------------

Current liabilities:
  Accounts payable..........................          $  116,536          $ 17,689           $     -             $  134,225
  Other current liabilities.................              67,043            11,995              (5,250)  (9)         73,788
  Short-term borrowings.....................              42,700               -               (16,136)  (10)        26,564
                                                    ----------------   ---------------    -------------         -----------
    Total current liabilities...............             226,279            29,684             (21,386)             234,577

Long-term debt..............................             680,915            33,357             185,691   (11)       899,963
Other liabilities and deferred credits......              19,728             5,042             (3,032)   (12)        21,738
Contingencies and commitments...............                 -                 -                  -                     -

Stockholders' equity
  Common stock..............................                                    18                (18)   (13)           -
  Capital in excess of par..................                               133,062           (133,062)   (13)           -
  Retained earnings.........................                                   538               (538)   (13)           -
  Accumulated other comprehensive income....                                   608               (608)   (13)           -
                                                                       ---------------    -------------
    Total stockholders' equity..............                               134,226           (134,226)
                                                                       ---------------    -------------
    Total liabilities and stockholders' equity                            $202,309
                                                                       ===============

Partners' capital:                                                                                                      -
  Limited partner...........................             279,553                              198,737    (14)       478,290
  General partner...........................               2,853                                2,027    (15)         4,880
  Accumulated other comprehensive loss......              (1,813)                                 -                  (1,813)
                                                    ----------------                      -------------         -----------
    Total partners' capital.................             280,593                              200,764               481,357
                                                    ----------------                      -------------         -----------
    Total liabilities and partners' capital.          $1,207,515                             $227,811            $1,637,635
                                                    ================                      =============         ===========


                  See Accompanying Notes to Unaudited Pro Forma
                    Condensed Combined Financial Statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS(1)
                        Six Months Ended January 31, 2004
                                 (in thousands)


                                                      Ferrellgas,        Blue Rhino
                                                         L.P.            Corporation        Pro Forma            Pro Forma
                                                    Historical (2)     Historical (2)     Adjustments   (3)      Combined
                                                   ----------------   ---------------    -------------         -----------
Revenues.........................................      $737,195          $108,512           $    -               $845,707

Cost of product sold (exclusive of depreciation,
  shown with amortization below).................       446,148            84,507             (3,200)   (16)      527,455
                                                   ----------------   ---------------    -------------         -----------
Gross profit.....................................       291,047            24,005              3,200              318,252

Operating expense................................       152,151               -                  -                152,151
Depreciation and amortization expense............        23,860             5,132             10,854    (16)       39,846
                                                                                                        (17)
General and administrative expense...............        15,873            14,846                -                 30,719
Equipment lease expense..........................         9,243               -                  -                  9,243
Employee stock ownership plan compensation charge         3,948               -                  -                  3,948
Loss on disposal of assets and other.............         3,552               145                -                  3,697
                                                   ----------------   ---------------    -------------         -----------

Operating income.................................        82,420             3,882             (7,654)              78,648

Interest expense.................................       (24,304)           (1,261)            (6,705)   (18)      (32,270)
Interest income..................................           801                13                -                    814
                                                   ----------------   ---------------    -------------         -----------

Earnings before income taxes.....................        58,917             2,634            (14,359)              47,192

Income taxes.....................................           -               1,028             (1,759)   (19)         (731)
                                                   ----------------   ---------------    -------------         -----------

Earnings from continuing operations..............       $58,917          $  1,606           $(12,600)            $ 47,923
                                                   ================   ===============    =============         ===========

                  See Accompanying Notes to Unaudited Pro Forma
                    Condensed Combined Financial Statements.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS (1)
                         Fiscal Year Ended July 31, 2003
                                 (in thousands)

                                                      Ferrellgas,        Blue Rhino
                                                         L.P.            Corporation        Pro Forma            Pro Forma
                                                    Historical (2)     Historical (2)     Adjustments   (3)      Combined
                                                   ----------------   ---------------    -------------         -----------
Revenues.........................................     $1,221,639         $258,222           $    -              $1,479,861

Cost of product sold (exclusive of depreciation,
  shown with amortization below).................        690,969          196,084            (12,300)   (16)       874,753
                                                   ----------------   ---------------    -------------         -----------

Gross profit.....................................        530,670           62,138             12,300               605,108

Operating expense................................        297,535              -                  -                 297,535
Depreciation and amortization expense............         40,779            9,261             19,607    (16)        69,647
                                                                                                        (20)
General and administrative expense...............         28,024           28,404                -                  56,428
Equipment lease expense..........................         20,640              -                  -                  20,640
Employee stock ownership plan compensation
 charge..........................................          6,778              -                  -                   6,778
(Gain) loss on disposal of assets and other .....          6,679           (2,372)               -                   4,307
                                                   ----------------   ---------------    -------------         -----------

Operating income.................................        130,235           26,845             (7,307)              149,773

Interest expense.................................        (45,318)          (7,784)            (7,961)   (21)       (61,063)
Interest income..................................          1,281              141                -                   1,422
Loss on investee.................................            -               (455)               -                    (455)
                                                   ----------------   ---------------    -------------         -----------

Earnings before income taxes.....................         86,198           18,747            (15,268)               89,677

Income taxes.....................................            -              2,217             (2,152)   (19)            65
                                                   ----------------   ---------------    -------------         -----------

Earnings from continuing operations..............     $   86,198         $ 16,530           $(13,116)           $   89,612
                                                    ===============   ===============    =============         ============


                  See Accompanying Notes to Unaudited Pro Forma
                    Condensed Combined Financial Statements.

                                FERRELLGAS, L.P.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


1. Presentation. The Blue Rhino LLC contribution was completed on April 21, 2004. These unaudited pro forma condensed combined financial statements do not give effect to any restructuring costs, potential cost savings or other operating efficiencies that are expected to result from the Blue Rhino LLC contribution (see also footnote 22). The unaudited pro forma financial data is not necessarily indicative of the operating results or financial position that would have occurred had the Blue Rhino LLC contribution been completed at the dates indicated, nor is it necessarily indicative of future operating results or financial position. The purchase accounting adjustments made in connection with the development of these unaudited pro forma condensed combined financial statements are preliminary and have been made solely for purposes of developing such pro forma financial information.

2. The columns represent Ferrellgas, L.P.'s unaudited condensed historical financial position and results of operations, as well as those of Blue Rhino Corporation. Ferrellgas, L.P.'s unaudited condensed balance sheet data reported on the unaudited pro forma condensed combined balance sheet was derived from the information included in its Form 10-Q as filed with the SEC on March 10, 2004. The Blue Rhino Corporation unaudited condensed balance sheet data reported on the unaudited pro forma condensed combined balance sheet was derived from the information included in Blue Rhino Corporation's Form 10-Q as filed with the SEC on March 11, 2004. Ferrellgas, L.P.'s unaudited condensed income statement data reported on the unaudited pro forma condensed combined statement of earnings for the six months ended January 31, 2004, and the year ended July 31, 2003, was derived from the information included in its Form 10-Q as filed with the SEC on March 10, 2004, and its Form 10-K as filed with the SEC on October 21, 2003, respectively. The Blue Rhino Corporation unaudited condensed income statement data reported on the unaudited pro forma condensed combined statement of earnings for the six months ended January 31, 2004, and the year ended July 31, 2003, was derived from the information included in Blue Rhino Corporation's Form 10-Q as filed with the SEC on March 11, 2004, and in Blue Rhino Corporation's Form 10-K as filed with the SEC on October 21, 2003, respectively.

3. Ferrellgas, L.P. has assumed for purposes of the unaudited pro forma condensed combined balance sheet that the following transactions occurred on January 31, 2004, and for purposes of the unaudited pro forma condensed combined statements of earnings, that the following transactions occurred on August 1, 2002:

     a)   The Blue Rhino LLC contribution and ancillary transactions.

     On April 20, 2004, FCI Trading Corp., an affiliate of Ferrellgas, Inc., the general partner of Ferrellgas, L.P., acquired all of the outstanding common stock of Blue Rhino Corporation in an all-cash merger. Pursuant to an Agreement and Plan of Merger dated February 8, 2004, a subsidiary of FCI Trading merged with and into Blue Rhino Corporation whereby the then current stockholders of Blue Rhino Corporation were granted the right to receive a payment from FCI Trading of $17.00 in cash for each share of Blue Rhino Corporation common stock outstanding on April 20, 2004. FCI Trading thereafter became the sole stockholder of Blue Rhino Corporation and immediately after the merger, FCI Trading converted Blue Rhino Corporation into a limited liability company, Blue Rhino LLC.

     Pursuant to a Contribution Agreement dated February 8, 2004, FCI Trading contributed on April 21, 2004 all of the membership interests in Blue Rhino LLC to Ferrellgas, L.P. through a series of transactions and Ferrellgas, L.P. assumed FCI Trading's obligation under the Agreement and Plan Of Merger to pay the $17.00 per share to the former stockholders of Blue Rhino Corporation together with other specific obligations. In consideration of this contribution, Ferrellgas Partners issued 195,686 common units to FCI Trading. Ferrellgas Partners, Ferrellgas, L.P. and FCI Trading have agreed to indemnify our general partner from any damages incurred by our general partner in connection with the assumption of any of the obligations described above. Also on April 21, 2004, subsequent to the contribution described above, Blue Rhino LLC merged with and into Ferrellgas, L.P. The contribution of the membership interests in Blue Rhino LLC to Ferrellgas, L.P. is not expected to be taxable for U.S. Federal income tax purposes.

     In addition to the payment of $17.00 per share to the former stockholders of Blue Rhino Corporation, each vested stock option and warrant that permits its holder to purchase common stock of Blue Rhino Corporation that was outstanding immediately prior to the merger was converted into the right to receive a cash payment from Blue Rhino Corporation equal to the difference between $17.00 per share and the applicable exercise price of the stock option or warrant. Unvested options and warrants not otherwise subject to automatic accelerated vesting upon a change in control vested on a pro rata basis through April 19, 2004, based on their original vesting date. The total payment to the former Blue Rhino Corporation stockholders for all common stock outstanding on April 20, 2004 and for those Blue Rhino Corporation options and warrants then outstanding was approximately
     $343million. A press release regarding the merger and contribution was issued by us on April 20, 2004 and is filed as Exhibit 99.2 to this Current Report and is hereby incorporated by reference into this description.

     The consideration paid and preliminary purchase price allocation based upon estimated fair values for the Blue Rhino LLC contribution are as follows (in thousands):

     Pro forma purchase price--
     Assumption of liability for cash settlement of merger
      obligation..................................................     $318,443
     Assumption of obligation related to stock option and
      warrant plan of Blue Rhino LLC..............................       24,971
     Limited partner and general partner interests issued
      in exchange for contribution of membership interests
      of Blue Rhino LLC to Ferrellgas Partners and
      Ferrellgas, L.P. (see footnotes b, c and d below)...........        8,700
     Assumption of liability related to replacement of
      Mr. Prim's employment agreement.............................        2,500
     Estimated acquisition-related costs and expenses,
      including fees for consultants, attorneys,
      accountants and other out-of-pocket costs...................        1,700
     Assumption of Blue Rhino LLC debt outstanding on
      bank credit facility........................................       37,900
                                                                       ---------
              Total pro forma purchase price......................     $394,214
                                                                       =========

     Allocation of purchase price--
     Net working capital..........................................     $ 26,114
     Property, plant and equipment................................       73,120
     Identifiable intangible assets, including customer lists,
      trademarks, patents, and non-compete agreements.............      176,282
     Goodwill.....................................................      120,351
     Other assets.................................................        1,064
     Long-term debt...............................................         (707)
     Other liabilities and deferred credits.......................       (2,010)
                                                                      ----------
              Total pro forma allocation of purchase price.........   $ 394,214
                                                                      ==========

     The foregoing pro forma purchase price is based upon the actual amounts to be paid, fair values of liabilities to be assumed and estimated remaining transaction-related costs. The preliminary purchase price allocation is based on available information and certain assumptions that management considers reasonable. The pro forma allocation of purchase price will be based upon a final determination of the fair market value of the net assets contributed at closing as determined by valuations and other studies that are not yet complete. The final purchase price allocation may differ from the preliminary allocation.

     b. Contribution of $2.0 million by the general partner to Ferrellgas, L.P. - At closing, the general partner will contribute its membership interests in Blue Rhino LLC to maintain its required 1.0101% general partnership interest in Ferrellgas, L.P.

     c. Contribution of $2.0 million by the limited partner to Ferrellgas, L.P. - At closing, the limited partner will contribute to Ferrellgas, L.P. its membership interests in Blue Rhino LLC.

     d. Issuance of $4.7 million of a limited partner interest to the limited partner for the contribution to Ferrellgas, L.P. of its membership interests in Blue Rhino LLC.

4. The pro forma adjustment to prepaid expenses and other current assets reflect the elimination of the deferred income tax asset on Blue Rhino LLC assets contributed to Ferrellgas, L.P. The remaining deferred income tax asset is related to Blue Rhino LLC assets contributed to a taxable subsidiary of Ferrellgas, L.P.

5.   The pro forma adjustment to property, plant and equipment (in thousands):

     Allocation of purchase price to property,
      plant and equipment..........................................    $ 73,120
     Contribution of land from limited partner.....................       3,150
     Elimination of historical cost of property,
      plant and equipment of Blue Rhino LLC........................     (85,499)
                                                                       ---------
              Pro forma adjustment.................................    $ (9,229)
                                                                       =========

6.   The pro forma adjustment to goodwill (in thousands):

     Goodwill associated with Blue Rhino LLC contribution..........    $120,351
     Elimination of historical cost of goodwill of
      Blue Rhino LLC...............................................     (61,867)
                                                                       ---------
              Pro forma adjustment.................................    $ 58,484
                                                                       =========

7. The pro forma adjustment to intangible assets, net (in thousands):

     Intangible asset - trademarks associated with
      Blue Rhino LLC contribution..................................     $83,800
     Intangible asset - customer list associated with
      Blue Rhino LLC contribution..................................      75,644
     Intangible asset - patents associated with
      Blue Rhino LLC contribution..................................       7,377
     Intangible asset - noncompete agreements
      associated with Blue Rhino LLC contribution..................       3,707
     Intangible asset - other intangible assets
      associated with Blue Rhino LLC contribution..................       5,754
     Elimination of historical cost of intangibles
      of Blue Rhino LLC............................................      (1,254)
                                                                       ---------
              Pro forma adjustment.................................    $175,028
                                                                       =========

8. The pro forma adjustment to other assets reflects the debt issuance costs incurred related to the $250 million senior notes (described in footnote
     11).

9. The pro forma adjustment to other current liabilities reflects the repayment of some of Blue Rhino LLC's other current liabilities with proceeds remaining from Ferrellgas Partners' issuance of common units.

10. The pro forma adjustment to short-term borrowings reflects the reduction in borrowings with the proceeds remaining from Ferrellgas Partners' issuance of common units.

11.  The pro forma adjustment to long-term debt (in thousands):

     Issuance of the $250 million senior notes
      net of discount..............................................    $249,093
     Elimination of Blue Rhino LLC debt with
      proceeds from the issuance by Ferrellgas Partners of
      common units.................................................     (32,650)
     Reduction of Ferrellgas, L.P.'s credit facility
      borrowings classified as long-term with proceeds
      from the issuance by Ferrellgas Partners of common units.....     (30,752)
                                                                       ---------
              Pro forma adjustment.................................    $185,691
                                                                       =========

12. The pro forma adjustment to other liabilities and deferred credits reflect the elimination of some of the deferred income tax liability on Blue Rhino LLC assets contributed to Ferrellgas L.P. The remaining deferred income tax liability is related to Blue Rhino LLC assets contributed to a taxable subsidiary of Ferrellgas, L.P.

13.  The  pro  forma   adjustments   reflect  the   elimination  of  Blue  Rhino
     Corporation's stockholders' equity accounts.

14.  The pro forma adjustments to the limited partner's capital (in thousands):

     Blue Rhino LLC contribution...................................    $192,064
     Limited partner interest issued in exchange for
      contributed membership interests of Blue Rhino LLC...........       6,673
                                                                       ---------
              Pro forma adjustments................................    $198,737
                                                                       =========

15. The pro forma adjustments to the general partner's capital reflects the contribution from the general partner of its membership interests in Blue Rhino LLC (described in footnote 3).

16. The pro forma adjustment to cost of goods sold reflects the change in accounting policy for the purchase of cylinders and associated valves. Blue Rhino Corporation's accounting policy expensed the cost of upgrading cylinder valves and classified it as cost of goods sold. Blue Rhino Corporation capitalized the cost of purchased cylinders and depreciated cylinders over 25 years. Ferrellgas L.P.'s accounting policy will result in the capitalization of such valve costs and their depreciation over 2 years. The cost of purchased cylinders will be depreciated over 20 years.

17. The pro forma adjustment to depreciation and amortization expense for the six months ended January 31, 2004 (in thousands):

     Elimination of historical depreciation and
      amortization expense of Blue Rhino LLC.......................    $(5,132)
     Additional depreciation and amortization
      expense reflecting the preliminary
      allocation of purchase price:
          Depreciation of amount allocated to
           property, plant and equipment...........................      3,482
          Depreciation of amount allocated to
           cylinders and associated valves.........................      6,400
          Amortization of amount allocated to
           customer list (15 year life)............................      2,251
          Amortization of amount allocated to
           patents (5 year life)...................................        738
          Amortization of amount allocated to
           noncompete agreements (6 year life).....................        309
          Amortization of amount allocated to
           other intangible assets (3-6 year life).................      2,536
                                                                       ---------
              Pro forma adjustment.................................    $10,854
                                                                       =========

18. The pro forma adjustment to interest expense for the six months ended January 31, 2004 (in thousands):

     Elimination of Blue Rhino LLC interest expense................      $1,261
     Elimination of interest related to repayment of
      a portion of the Ferrellgas, L.P. credit facility
      at the existing average 3.4% interest rate...................         797
     Additional interest expense related to--
          Issuance of $250 million senior notes net
           of discount.............................................      (8,483)
          Amortization of debt issuance costs related
           to the $250 million senior notes........................        (280)
                                                                        --------
              Pro forma adjustment.................................     $(6,705)
                                                                        ========

The elimination of interest expense related to the Ferrellgas, L.P. credit facility was determined based on:

     o repayment of $46.9 million of existing indebtedness from proceeds of Ferrellgas Partners' issuance of common units; and

     o    an average interest rate of 3.4%.

19. The pro forma adjustment to the provision for income taxes reflects that Ferrellgas, L.P. is not subject to income tax and the contribution of some of the assets of Blue Rhino LLC into a taxable subsidiary of Ferrellgas, L.P.

20. The pro forma adjustment to depreciation and amortization expense for the fiscal year ended July 31, 2003 (in thousands):

         Elimination of historical depreciation and
          amortization expense of Blue Rhino LLC...................    $(9,261)
         Additional depreciation and amortization
          expense reflecting the preliminary allocation
          of purchase price:
               Depreciation of amount allocated to
                property, plant and equipment......................      6,959
               Depreciation of amount allocated to
                cylinders and associated valves....................      9,700
               Amortization of amount allocated to
                customer list (15 year life).......................      5,043
               Amortization of amount allocated to
                patents (5 year life)..............................      1,475
               Amortization of amount allocated to
                noncompete agreements (6 year life)................        618
               Amortization of amount allocated to
                other intangible assets (3-6 year life)............      5,073
                                                                       ---------
              Pro forma adjustment.................................    $19,607
                                                                       =========

21. The pro forma adjustment to interest expense for the fiscal year ended July 31, 2003 (in thousands):

         Elimination of Blue Rhino LLC interest expense............      $7,784
         Elimination of interest related to repayment
          of a portion of the Ferrellgas, L.P. credit
          facility at an average interest rate of 3.8%.............       1,782
         Additional interest expense related to--
            Issuance of $250 million senior notes net
             of discount...........................................     (16,966)
            Amortization of debt issuance costs related
             to the senior notes...................................        (561)
                                                                        --------
              Pro forma adjustment.................................     $(7,961)
                                                                        ========

The elimination of interest expense related to the Ferrellgas, L.P. credit facility was determined based on

     o repayment of $46.9 million of existing indebtedness from proceeds of Ferrellgas Partners' issuance of common units; and

     o    an average interest rate of 3.8%.

22. The following forecast information has not been included in these unaudited pro forma condensed combined financial statements but is presented as follows to provide additional information about the Blue Rhino LLC contribution.

     Ferrellgas, LP. believes that:

     o Blue Rhino LLC's counter-seasonal business activities and anticipated future growth will provide Ferrellgas, L.P. with the ability to better utilize its seasonal resources;

     o its over 600 retail locations will provide Blue Rhino LLC with a network that complements its existing distributor network;

     o it will achieve cost savings from the elimination of duplicative general and administrative expenses, specifically insurance costs and expenses related to Blue Rhino LLC's former status as a publicly-held company; and

     o Blue Rhino LLC will achieve savings by Ferrellgas, L.P.'s provision of propane procurement, storage and transportation logistics.

Ferrellgas L.P. believes that these cost saving opportunities can eliminate approximately $3 million of annual operating expense and $4 million of general and administrative expense from the operations of Blue Rhino LLC based on the fiscal year used in the unaudited pro forma condensed combined statement of earnings.




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